                                AMENDMENT NO. 4

                                       TO

                      REVOLVING CREDIT, TERM LOAN, GUARANTY
                             AND SECURITY AGREEMENT


         THIS AMENDMENT NO. 4 (this "Amendment") is entered into as of December ___, 2000, by and among SUNSOURCE INC., a corporation organized under the laws of the State of Delaware ("SunSource"), SUNSOURCE TECHNOLOGY SERVICES INC., a corporation organized under the laws of the State of Delaware ("STSI"), THE HILLMAN GROUP, INC. ("Hillman"), a Delaware corporation, AXXESS TECHNOLOGIES, INC. ("Axxess"), a Delaware corporation (SunSource, STSI, Hillman and Axxess, each a "Borrower" and collectively "Borrowers"), the other Credit Parties (as defined herein) which are now or which hereafter become a party hereto, the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, the "Agent").

                                   BACKGROUND

         Borrowers, the other Credit Parties, Lenders and Agent are parties to that certain Revolving Credit, Term Loan, Guaranty and Security Agreement dated as of December 15, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Agent and Lenders provide Borrowers with certain financial accommodations.

         Borrowers and the other Credit Parties have requested that Agent and Lenders amend the Loan Agreement and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth herein.

         NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

         2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

         (a) Section 1.2 is amended by adding the following defined terms in their appropriate alphabetical order to provide as follows:

         "Allied Capital" shall mean Allied Capital Corporation, a Maryland corporation.

         "Allied Capital Subordinated Note" shall have the meaning given to the term "Debentures" in the Allied Investment Agreement.

         "Allied Capital Subordination Agreement" shall mean that certain Subordination Agreement dated as of December __, 2000 among Agent, Allied Capital and Credit Parties.

         "Allied Investment Agreement"" shall mean that certain Investment Agreement by and among the Borrowers, each of the other Credit Parties that is a party thereto and Allied Capital, dated as of December __, 2000.

         "Amendment No. 4 Effective Date" shall mean December __, 2000.

         "Mexican Liquidation" shall mean the liquidation by SunSource of all or substantially all of the stock and/or assets of SunSource Integrated Services de Mexico for cash liquidation proceeds of at least $1,000,000.

         (b) Section 1.2 is amended by amending the following defined terms in their entirety to provide as follows:

         "Applicable Percentage" shall mean (a) during the period from the Amendment No. 4 Effective Date through June 30, 2001, 2.75% with respect to the Revolving Interest Rate for Revolving Advances consisting of Eurodollar Rate Loans and 3.00% with respect to the Term Loan Rate for Eurodollar Rate Loans and (b) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below for the applicable type of Eurodollar Rate Loans based upon the Fixed Charge Coverage Ratio for the most recently ended fiscal quarter for the four fiscal quarters then ended as follows:

---------------------------   -------------------------------    --------------------------
Fixed Charge Coverage Ratio   Revolving Eurodollar Rate Loans    Term Eurodollar Rate Loans
---------------------------   -------------------------------    --------------------------
less than 1.00 to 1.00                     3.25%                           3.50%
---------------------------   -------------------------------    --------------------------
1.00 - 1.09 to 1.00                        3.00%                           3.25%
---------------------------   -------------------------------    --------------------------
1.10 - 1.35 to 1.00                        2.75%                           3.00%
---------------------------   -------------------------------    --------------------------
1.36 - 1.50 to 1.00                        2.50%                           2.75%
---------------------------   -------------------------------    --------------------------
Greater than 1.50 to 1.00                  2.25%                           2.50%
---------------------------   -------------------------------    --------------------------

         The Applicable Percentage shall be adjusted (up or down) prospectively on a quarterly basis as determined by the Fixed Charge Coverage Ratio and shall be effective for each calendar month commencing at least five
         (5) Business Days after the date of delivery to Agent of the quarterly unaudited or annual audited (as applicable) financial statements evidencing the need for an adjustment. Failure to timely deliver such financial statements shall, in addition to any other remedy provided for in this Agreement, result in an increase to the highest level set forth in the foregoing and until the first day of the first calendar month following the delivery of the required financial statements demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Percentage is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

         "Earnings Before Interest and Taxes" shall mean for any period the sum of (i) net income (or loss) of Borrowers on a consolidated basis for such period (excluding extraordinary gains), plus (ii) all interest expense of Borrowers on a consolidated basis for such period, plus
         (iii) all charges against income of Borrowers on a consolidated basis for such period for federal, provincial, state and local taxes expensed, plus (iv) loss on the Harding Divestiture net of any tax benefit from such loss and loss on the Mexican Liquidation net of any tax benefit from such loss minus (v) all credits to income of Borrowers on a consolidated basis for such period for federal, provincial, state and local taxes credited and minus (vi) gain on contribution of Kar and A & H Bolt.

         "EBITDA" shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period plus (iv) non cash charges for such period related to the write-off of inventory step-up as a result of the application of Accounting Principles Board #16, Accounting for Business Combinations, for acquisitions consummated by SunSource or any other Credit Party.

         "Fixed Charge Coverage Ratio" shall mean and include, with respect to any fiscal period, the ratio of (a) EBITDA minus non-financed capital expenditures made by Borrowers on a consolidated basis during such period minus taxes paid in cash by Borrowers on a consolidated basis during such period to (b) all Senior Debt Payments and all Subordinated Debt Payments during such period, except for payments paid in calendar year 2001 of principal on the Axxess Subordinated Notes and of principal and interest on the Axxess Long Term Note.

         "Subordinated Debt Payments" shall mean and include all cash actually expended to make payments of principal and interest on the Junior Subordinated Debentures, the Axxess Subordinated Notes, Axxess Long Term Subordinated Note, SunSource Long Term Subordinated Guaranty, SunSource Subordinated Guaranties and the Allied Capital Subordinated Note.

         (c) Section 2.2(b)(iii) is hereby amended by deleting "one, two three or six months" and inserting "one, two or three months" in its place and stead.

         (d) Section 2.4 is amended by adding the following at the end thereof:

         "Notwithstanding the foregoing, following the repayment of the Term Loan required by Section 2.14(e) hereof, the Term Loan shall be payable (subject to acceleration or termination of this Agreement) based upon equal quarterly installments of $125,000 each commencing on April 1, 2001 and on the first day of each July, October, January and April thereafter until December 14, 2004 when the entire unpaid principal balance of the Term Loan shall be due and payable."

         (e) A new Section 2.14(e) is added immediately after Section 2.14(d) to provide as follows:

         "(e) Upon execution of the Allied Investment Agreement, the Borrowers shall make a repayment of the (i) Term Loan in an amount sufficient to reduce the outstanding principal balance of the Term Loan to $2,500,000, such repayment shall be applied, to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof, and (ii) Revolving Advances in an amount equal to all proceeds remaining following the closing of the $30,000,000 loan under the Allied Investment Agreement and the repurchase of certain of the Axxess Subordinated Notes and of the Axxess Long Term Subordinated Note, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof."

         (f) Sections 6.6, 6.7 and 6.8 are hereby amended in their entirety to provide as follows:

         "6.6. Fixed Charge Coverage Ratio. Maintain, with respect to Borrowers on a consolidated basis, a Fixed Charge Coverage Ratio of not less than the ratio as of the end of the applicable periods set forth below:

Period                                                                 Ratio
------                                                                 -----
Three months ending March 31, 2001                                  0.65 to 1.0
Four months ending April 30, 2001                                   0.70 to 1.0
Five months ending May 31, 2001                                     0.80 to 1.0
Six months ending June 30, 2001                                     1.00 to 1.0
Seven months ending July 31, 2001                                   1.00 to 1.0
Eight months ending August 31, 2001                                 1.00 to 1.0
Nine months ending September 30, 2001                               1.00 to 1.0
Ten months ending October 31, 2001                                  1.00 to 1.0
Eleven months ending November 30, 2001                              1.00 to 1.0
Twelve months ending December 31, 2001 and on the last day          1.00 to 1.0
of each month ending thereafter for the twelve month period then ending

         Compliance with this Section 6.6 shall not be required if, at all times during the three month period preceding the test date, Undrawn Availability was in excess of $10,000,000; provided, however, if the Axxess Long Term Subordinated Note and Axxess Subordinated Notes have not been repaid in full, then the Undrawn Availability test for the three months ending March 31, 2001 shall be $16,000,000.

         6.7 Undrawn Availability. Maintain, with respect to Borrowers on a consolidated basis, at all items (i) during the period commencing on the Amendment No. 4 Effective Date and ending on May 15, 2001, at least $10,000,000 of Undrawn Availability (as calculated under Section 2.1(a)(y)) and (ii) commencing May 16, 2001 and thereafter, at least $2,500,000 of Undrawn Availability (as calculated under Section 2.1(a)(y)) including, without limitation, in either case, after giving effect to any payments made under the Junior Subordinated Debentures, the Axxess Subordinated Notes, the Axxess Long Term Subordinated Note, the SunSource Long Term Subordinated Guaranty, the SunSource Subordinated Guaranties and the Allied Capital Subordinated Note.

         6.8. Deferred Interest. In the event the Fixed Charge Coverage Ratio for the (i) three (3) month period ending March 31, 2001 is less than
         0.65 to 1.0, (ii) six (6) month period ending June 30, 2001 is less than 1.00 to 1.00, (iii) nine (9) month period ending on September 30, 2001 is less than 1.05 to 1.00, (iv) four (4) fiscal quarter period ending on December 31, 2001 and on the last day of each fiscal quarter thereafter tested on a rolling four (4) quarter basis is less than 1.10 to 1.00, Credit Parties shall exercise their right to defer interest due under the Junior Subordinated Debentures and prior to paying any such deferred interest under the Junior Subordinated Debentures prior to the end of such deferral period, Credit Parties shall obtain the written consent of Required Lenders to make such payment. Notwithstanding the foregoing, the Credit Parties may make regularly scheduled payments of interest on the Junior Subordinated Debentures on or prior to June 30, 2001 if Undrawn Availability with respect to Borrowers on a consolidated basis exceeds $10,000,000 after giving effect to each such payment."

         (g) Section 7.6 is amended in its entirety to provide as follows:

         "7.6 Capital Expenditures. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) in any fiscal year in an aggregate amount for all Credit Parties in excess of $15,000,000."

         (h) Section 7.8 is amended in its entirety to provide as follows:

         "7.8 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (i) Indebtedness to Agent or to Lenders; (ii) Indebtedness incurred for capital expenditures permitted under Section 7.6 hereof; (iii) Indebtedness due under the Junior Subordinated Debentures as in effect on the date hereof, (iv) Indebtedness set forth in the financial statements delivered pursuant to Section 5.5 hereof, (v) Indebtedness due under the Axxess Subordinated Notes and Axxess Long Term Subordinated Note as each is in effect on the Joinder, Consent and Amendment No. 2 Effective Date and (vi) Indebtedness due under the Allied Investment Agreement as in effect on the Amendment No. 4 Effective Date."

         (i) Section 7.11 is amended in its entirety to provide as follows:

         "7.11 Leases. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if, after giving effect thereto, aggregate annual rental payments for all leased property would exceed $18,000,000 in any one fiscal year in the aggregate for all Credit Parties."

         (j) Section 7.18 is amended in its entirety to provide as follows:

         "7.18. Junior Subordinated Debentures, the Axxess Subordinated Notes, Axxess Long Term Subordinated Note, SunSource Long Term Subordinated Guaranty, the SunSource Subordinated Guaranties and the Allied Capital Subordinated Note. At any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of the Junior Subordinated Debentures, the Axxess Subordinated Notes, Axxess Long Term Subordinated Note, SunSource Long Term Subordinated Guaranty, the SunSource Subordinated Guaranties or the Allied Capital Subordinated Note, except for (a) payments of interest (subject to Section 6.8 hereof) required by the terms of the Junior Subordinated Debentures as in effect on the Closing Date and (b) payments permitted by the (i) Axxess Subordination Agreement on the Axxess Subordinated Notes, Axxess Long Term Subordinated Note and the SunSource Subordinated Guaranties and (ii) Allied Capital Subordination Agreement on the Allied Capital Subordinated Note." Notwithstanding the foregoing, the Axxess Subordinated Notes and the Axxess Long Term Subordinated Note may be prepaid on or after the Amendment No. 4 Effective Date; provided that not more than $8,500,000 shall constitute payment in full of the Axxess Long Term Subordinated Note."

         (k) Section 9.12 is amended by deleting "fifteen (15) days" and inserting "one (1) day" in its place and stead.

         (l) Section 10.12 is amended in its entirety to provide as follows:

         "10.12. an event of default has occurred and been declared under the Junior Subordinated Debentures, the Axxess Subordinated Notes, Axxess Long Term Subordinated Note, SunSource Long Term Subordinated Guaranty, SunSource Subordinated Guaranties or the Allied Investment Agreement, which default shall not have been cured or waived within any applicable grace period;"

         3. Conditions of Effectiveness. This Amendment shall become effective as of the Amendment No. 4 Effective Date, provided that all of the following conditions shall have been satisfied: (i) Agent shall have received four (4) copies of this Amendment executed by all Credit Parties and Lenders; (ii) Agent shall have received four (4) copies of the Allied Capital Subordination Agreement executed by Allied Capital and the Credit Parties; (iii) Agent shall have received an amount sufficient to reduce the outstanding principal balance of the Term Loan to $2,500,000 shall have been remitted to Agent pursuant to
Section 2.14(e) of the Loan Agreement and (iv) Agent shall have received such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel (including all items provided to Allied Capital in connection with the Allied Investment Agreement), each of which shall be in form and substance satisfactory to Agent and its counsel.

         4. Representations, Warranties and Covenants. Each Borrower and each of the other Credit Parties hereby represents, warrants and covenants as follows:

         (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of each Borrower and each of the other Credit Parties and are enforceable against each Borrower and each of the other Credit Parties in accordance with their respective terms.

         (b) Upon the effectiveness of this Amendment, each Borrower and each of the other Credit Parties hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

         (c) No Event of Default has occurred and is continuing or would exist after giving effect to this Amendment.

         (d) Each Borrower and each of the other Credit Parties has no defense, counterclaim or offset with respect to the Loan Agreement or the Obligations.

         5. Effect on the Loan Agreement.

         (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

         (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

         6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

         7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         8. Counterparts; Facsimile Signatures. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement. Any signature received by facsimile transmission shall be deemed an original signature hereto.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.


                    SUNSOURCE INC., as a Borrower
                    SUNSOURCE TECHNOLOGY SERVICES INC., as a Borrower
                    THE HILLMAN GROUP, INC., as a Borrower
                    AXXESS TECHNOLOGIES, INC., as Borrower
                    A & H HOLDING COMPANY, INC., as a Guarantor
                    SUNSOURCE CORPORATE GROUP, INC., as a Guarantor
                    SUNSOURCE INDUSTRIAL SERVICES COMPANY, INC., as a Guarantor SUNSOURCE INVENTORY MANAGEMENT COMPANY, INC., as a Guarantor SUNSOURCE INVESTMENT COMPANY, INC., as a Guarantor
                    SUNSUB A INC., as a Guarantor
                    SUNSUB C INC., as a Guarantor

                    By:    /s/ Joseph M. Corvino
                           -----------------------------
                    Name:  Joseph M. Corvino
                    Title: Vice President of each of the foregoing
                           corporations


                    SUNSUB HOLDINGS LLC

                    By:  SunSub C Inc., its sole member

                           By: /s/ Joseph M. Corvino
                               -----------------------------
                           Name: Joseph M. Corvino
                           Title: Manager


                    J. N. FAUVER (CANADA) LIMITED, as a Guarantor

                    By:    /s/ Joseph M. Corvino
                           -----------------------------
                    Name:  Joseph M. Corvino
                    Title: President


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                     1394066 ONTARIO INC., as a Guarantor

                     By:    /s/ Joseph M. Corvino
                            -----------------------------
                     Name:  Joseph M. Corvino
                     Title:


                     PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent

                     By:    /s/ Peter H. Schryver
                            -----------------------------
                     Name:  Peter H. Schryver
                     Title: Senior Vice President


                     BANK OF AMERICA BUSINESS CREDIT, as Co-Agent and Lender

                     By:    /s/ Richard Levenson
                            ----------------------------
                     Name:  Richard Levenson
                     Title: Senior Vice President



                     FIRSTAR BANK, N.A., as Co-Agent and Lender

                     By:    /s/ Donald K. Mitchell
                            -----------------------------
                     Name:  Donald K. Mitchell
                     Title: Vice President


                     FIFTH THIRD BANK, as Lender

                     By:    /s/ Ann Pierson
                            ----------------------------
                     Name:  Ann Pierson
                     Title: Corporate Banking Officer


                     LASALLE BUSINESS CREDIT, as Lender

                     By:    /s/ Stephen V. Riege
                            -----------------------------
                     Name:  Stephen V. Rieger
                     Title: Asst. Vice President/Regional Manager


                                     [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                     IBJ WHITEHALL BUSINESS CREDIT CORPORATION, as Lender


                     By:    /s/ Andrew C. Sepe
                            -----------------------------
                     Name:  Andrew C. Sepe
                     Title: Assistant Vice President